UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_________________________

Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
CEO Transition Agreements
As previously disclosed by Privia Health Group, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023 (the “Prior Form 8-K”), Shawn Morris notified the Board of Directors of the Company (the “Board”) that he would retire as Chief Executive Officer of the Company on July 1, 2023. The Company also announced in the Prior Form 8-K that the Board appointed Parth Mehrotra, the Company’s current President and Chief Operating Officer, to succeed Mr. Morris as Chief Executive Officer of the Company effective July 1, 2023 upon Mr. Morris’ retirement.
Amendment to Employment Agreement for Parth Mehrotra
In connection with Mr. Mehrotra’s appointment as Chief Executive Officer, on June 23, 2023, the Company entered into an amendment to Mr. Mehrotra’s existing employment agreement (as amended, the “Mehrotra Employment Agreement”) on terms consistent with those previously disclosed in the Prior Form 8-K. The Mehrotra Employment Agreement provides, among other things: (i) as of July 1, 2023, an annual base salary of $600,000 per annum, with a target bonus opportunity of 100% of base salary; (ii) an incremental 2023 long-term incentive program award with respect to a number of shares of the Company’s common stock having an aggregate value as of the grant date of $1 million, consisting of a mix of performance stock units (60%) that vest based on performance metrics over a three-year performance period beginning on January 1, 2023 and ending on December 31, 2025 (the “Incremental LTIP PSU Award”) and time-based restricted stock units (40%) that vest ratably over three years on the first, second and third anniversaries of May 9, 2023 (the “Incremental LTIP RSU Award”), which award shall be in addition to Mr. Mehrotra’s annual equity award under the Company’s 2023 long-term incentive program awarded in his current capacity as President and Chief Operating Officer; and (iii) an additional one-time award with respect to a number of shares of the Company’s common stock having an aggregate value as of the grant date of $6 million at target (the “Special PSU Award”) under the Company’s 2021 Omnibus Incentive Plan, consisting of performance stock units which will be eligible to vest solely based on the Company’s relative total shareholder return percentile compared to a group of peer companies for a four-year performance period (July 1, 2023 through June 30, 2027) (the “Relative TSR PSUs”) with a payout of 50% to 200% of the number of Relative TSR PSUs granted, depending on the level of performance achieved once a threshold level of performance is met.
The Board, based on the recommendation of the Compensation Committee, approved (i) the Incremental LTIP PSU Award and the Incremental LTIP SRU Award described above pursuant to previously approved forms of PSU Award Agreement and SVP+ RSU Agreement, respectively, under the Company’s 2021 omnibus incentive plan in connection with the Company’s 2023 long-term incentive program and (ii) the Special PSU Award described above pursuant to a form of special performance stock unit award agreement (the “Relative TSR PSU Agreement”) under the Company’s 2021 omnibus incentive plan, with each award to be made effective July 1, 2023.
A copy of the Mehrotra Employment Agreement and the Relative TSR PSU Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02. The foregoing summary of the Mehrotra Employment Agreement and Relative TSR PSU Agreement are qualified in their entirety by reference to the text of the Mehrotra Employment Agreement and Relative TSR PSU Agreement filed herewith.
Transition Agreement for Shawn Morris
In connection with Mr. Morris’ retirement as Chief Executive Office of the Company effective July 1, 2023 and continued service on the Board thereafter, on June 23, 2023, the Company entered into a transition and release of claims agreement (the “Morris Transition Agreement”) on terms consistent with those previously disclosed in the Prior Form 8-K. Pursuant to the Morris Transition Agreement, Mr. Morris agreed to provide services to the Company through July 1, 2023, following which he will continue to serve as a member of the Board of Directors. Subject to his provision of services through July 1, 2023, execution of a release of claims and continued compliance with the applicable restrictive covenants Mr. Morris will be eligible to receive (i) a pro-rata annual performance bonus for the period from January 1, 2023 to June 30, 2023 determined based on actual achievement and payable in 2024 at the time bonuses for 2023 are paid to the Company’s other executive officers, and (ii) Company payment of the Company-paid portion of premium payments for any continued COBRA coverage for the 12 month period following July 1, 2023. Further, the Morris Transition Agreement provides that the equity awards granted to Mr. Morris prior to the July 1, 2023 will remain outstanding and continue to vest in accordance with their terms and on the current vesting schedule, until Mr. Morris resigns or is removed from the Board. Mr. Morris will have one year following his resignation or removal from the Board to exercise all then vested and outstanding options granted prior to July 1, 2023; provided that, Mr. Morris shall not be permitted to exercise any option following the applicable option expiration date. For so long as Mr. Morris holds unvested equity awards, he will not be eligible to receive (and has waived any right to receive) any additional equity compensation from the Company under its non-employee director compensation program.
A copy of the Morris Transition Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The foregoing summary of the Morris Transition Agreement is qualified in its entirety by reference to the text of the Morris Transition Agreement filed herewith.
Director Appointments
As previously disclosed in the Prior Form 8-K, Mr. Morris intends to continue to serve on the Board as a non-employee director following his retirement. The Board, based upon the recommendation of its Nominating and Corporate Governance Committee, appointed Mr. Morris to the Compliance Committee of the Board effective July 1, 2023.
On June 23, 2023, the Board, based on the recommendation of its Nominating and Corporate Governance Committee, appointed Mr. Mehrotra as a Class II director, effective July 1, 2023. There are no arrangements or understandings between Mr. Mehrotra and any other persons pursuant to which Mr. Mehrotra was selected as a director, and there are no transactions in which Mr. Mehrotra has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Mehrotra will not receive any additional compensation as a result of his appointment as a director of the Company.
On June 23, 2023, the Board, based on the recommendation of its Nominating and Corporate Governance Committee, appointed Adam Boehler as a Class III director effective July 1, 2023.
The Board has found Mr. Boehler to be independent in accordance with the independence standards of the rules of The Nasdaq Stock Market and the SEC. There are no arrangements or understandings between Mr. Boehler and any other persons pursuant to which Mr. Boehler was selected as a director. Mr. Boehler is the managing partner of Rubicon Founders OP GP, LP (“Rubicon Founders”). Rubicon Founders controls an entity that purchased 5,318,182 shares of the Company’s common stock for $117 million in May 2023. Other than this transaction, there are no transactions in which Mr. Boehler has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.
Unless he elects to forego compensation under the company’s director compensation policy, Mr. Boehler will be eligible to receive all relevant cash and equity compensation, including an award of restricted stock units with a value equal to $200,000 on July 1, 2023.
Director Resignation
On June 28, 2023, Will Sherrill resigned from his position as a member of the Board and as a member of the Compensation and Nominating and Corporate Governance Committees of the Board, effective July 1, 2023. Mr. Sherrill’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit No.	Description
10.1	Mehrotra Fourth Amendment to Employment Agreement, dated June 23, 2023
10.2	Relative TSR PSU Agreement, effective July 1, 2023
10.3	Morris Transition Agreement, dated June 23, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: June 29, 2023	By:	/s/ David Mountcastle

Name: David Mountcastle
Title: Executive Vice President, Chief Financial Officer and Authorized Officer